                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)   July 2, 1996

                         DRUG GUILD DISTRIBUTORS, INC.
            (Exact Name of Registrant as Specified in its Charter)

   New Jersey                      2-96510-NY                     11-2269958
(State of other             (Commission File Number)             (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                   Number)

     350 Meadowland Parkway, Secaucus, New Jersey               07096
       (Address of Principal Executive Offices)               (Zip Code)

                        Registrant's telephone number,
                      including area code, (201) 348-3700

Item 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    (a) On July 2, 1996, the Executive Committee of Drug Guild Distributors, Inc. (the "Company") decided to end the engagement of Anchin, Block & Anchin LLP as the independent auditors of the Company as a result of concerns that the independence of Anchin, Block & Anchin LLP might be deemed to be impaired by the Company's investigation of recently discovered defalcations of inventory of the Company.

         The independent auditors' reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         The Company believes, and has been advised by Anchin, Block & Anchin LLP that it concurs in such belief, that during the fiscal years ended July 31, 1994 and July 31, 1995, and from that date to the date of termination of the services of Anchin, Block & Anchin LLP, the Company and Anchin, Block & Anchin LLP did not have any disagreement on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

    (b) On July 11, 1996, the Company engaged Richard A. Eisner & Company, LLP as its independent auditors to audit the Company's financial statements for the fiscal year ended July 31, 1996.


    (c) No reportable events under Regulation S-K Rule 304(a)(5) have occurred.



Item 5:  OTHER EVENTS



     On May 22, 1996, based on information obtained from the interim physical inventory taken during the quarter ending April 30, 1996, the Company determined that there was a substantial inventory shortage when the physical inventory was compared to the Company's books. On May 31, 1996, the Company determined that inventory theft had occurred during each of the fiscal years ending July
31, 1993, 1994, 1995 and 1996.



     The Company has therefore restated, in its Form 10-Q for the period ending April 30, 1996, its statements of operations and cash flows for the three and nine month periods ended April 30, 1995 to correct the calculation of inventory based upon the gross profit estimate method previously used and separately state, as an expense, the amount of the inventory theft. The provision (credit) for corporate taxes for these periods have been restated accordingly. The balance sheets as of July 31, 1995, 1994 and 1993, which were based on a physical inventory count, did not require restatement.



     Subsequent to April 30, 1996, the Company estimates an additional $600,000 of inventory theft occurred prior to its being detected. The Company is reviewing its records to ascertain the full extent of the theft and when it began, and will reflect the results of that review in future reports.



     The Company has engaged a private contractor to investigate the thefts and is cooperating with federal, state and local law enforcement authorities to determine the source of the theft.



     The Company believes it may have insurance coverage totaling $2,000,000 as a possible recovery against the inventory theft. The Company has not provided for any recovery in its most recent financial statements for the period ending April 30, 1996 since at this time such recovery cannot be assured.



Item 7:  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

         16  Letter regarding change in certifying accountants.

                                  SIGNATURES


    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  August 21, 1996


                                  DRUG GUILD DISTRIBUTORS, INC.

                                  By:  /s/ Jay Reba
                                       Jay Reba
                                       Chief Financial and Accounting Officer